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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MARCH 25, 1998

                         COMMISSION FILE NUMBER 1-14004

                                XENOMETRIX, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             04-3166089
(State or other jurisdiction of                               (IRS employer
incorporation or organization)                            identification number)

                             2425 NORTH 55th STREET
                               BOULDER, CO 80301
              (Address of principal executive offices and zip code)

                                 (303) 447-1773
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

         On March 25, 1998 the Company entered into an agreement (the "Amendment") with the Aries Domestic Fund L.P. and the Aries Fund, a Cayman Islands Trust (together the "Aries Funds") to amend the Senior Line of Credit Agreement (the "Credit Agreement") previously entered into on September 25, 1997 and the $1,500,000 of senior secured promissory notes (the "Notes") subsequently issued to the Aries Funds under the Credit Agreement. The Amendment extends the due date on the Notes from March 25, 1998 to May 25, 1998, subject to further extensions. Effective March 25, 1998, the interest rate on the Notes was increased from 12% to 18%. The Notes are not deemed to be in default and all other terms and conditions of the Credit Agreement and the Notes continue in force during the extension period.

         The text of the amendment is included as Exhibit 10.36 to the Current Report and is incorporated by reference herein.

ITEM 7. EXHIBITS

         10.36* Amendment to the Senior Line of Credit Agreement and Notes, dated as of March 25, 1998 by and among the Company, the Aries Domestic Fund L.P. and the Aries Fund, a Cayman Islands Trust.

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         * Xenometrix is applying for confidential treatment with respect to portions of this exhibit.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 10, 1998                           XENOMETRIX INC.

                                                BY: /s/ Ronald L. Hendrick
                                                   -----------------------
                                                    Ronald L. Hendrick
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (Principal Financial and
                                                     Accounting Officer)
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                                 EXHIBIT INDEX

EXHIBIT NO.                  DESCRIPTION
-----------                  -----------
  10.36*      Amendment to the Senior Line of Credit Agreement and Notes,
              dated as of March 25, 1998 by and among the Company, the Aries
              Domestic Fund L.P. and the Aries Fund, a Cayman Islands Trust.

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    * Xenometrix is applying for confidential treatment with respect to portions of this exhibit.